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                                                                    Exhibit 23.4


                         CONSENT OF PIPER JAFFRAY INC.



     We hereby consent to the use of our opinion letter dated February 18, 1998 to the Board of Directors of Mastering, Inc. (the "Company") attached as Appendix B to the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") of the Company and PLATINUM technology, inc. ("PLATINUM") included in the Form S-4 of PLATINUM (the "Registration Statement") and to the references to our firm in the Proxy Statement/Prospectus under the heading "The Merger - Opinion of Mastering's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder and we do not hereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                       PIPER JAFFRAY INC.


Minneapolis, Minnesota
March 30, 1998